                                                        										 		 EXHIBIT 12.01
					                 SOUTHWEST GAS CORPORATION
			      COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
					                  (dollars in thousands)
                    							                  			                                      For the Twelve Months Ended
							                                                        ---------------------------------------------------------------------
       				                                                  			June 30,                         December 31,
							                                                        ---------   ---------------------------------------------------------
								                                                         1994        1993        1992        1991         1990       1989
							                                                        ---------   ---------   ---------   ---------   ---------   ---------
Consolidated
1.  Fixed Charges:
    A) Interest expense                                        $  51,851   $  48,757   $  42,866   $  44,003   $  45,535   $  42,493
    B) Amortization                                                1,380       1,330       1,183       1,089       1,095       1,045
    C) Interest portion of rentals                                 5,656       5,589       5,456       5,346       5,020       5,370
    D) Interest on PriMerit debt                                  15,314      17,494      26,915      48,244      86,790     113,581
    E) Interest on PriMerit deposits                              44,900      57,643      85,974     114,744     127,143     106,269
							                                                        ---------   ---------   ---------   ---------   ---------   ---------
    Total fixed charges                                        $ 119,101   $ 130,813   $ 162,394   $ 213,426   $ 265,583   $ 268,758
							                                                        =========   =========   =========   =========   =========   =========
2.  Earnings (as defined):
    F) Net income (loss)                                       $  24,280   $  15,406   $  17,661   $ (14,175)  $  37,171   $  42,685
    G) Income taxes                                               15,257       8,214      14,473         641      25,623      28,508
       Fixed Charges (1. above)                                  119,101     130,813     162,394     213,426     265,583     268,758
							                                                        ---------   ---------   ---------   ---------   ---------   ---------
    Total earnings as defined                                  $ 158,638   $ 154,433   $ 194,528   $ 199,892   $ 328,377   $ 339,951
							                                                        =========   =========   =========   =========   =========   =========
3.  Ratio of earnings to fixed charges                              1.33        1.18        1.20        0.94        1.24        1.26
							                                                        =========   =========   =========   =========   =========   =========
										                                                                         For the Twelve Months Ended
							                                                        ---------------------------------------------------------------------
						                                                        		June 30,                         December 31,
							                                                        ---------   ---------------------------------------------------------
							                                                        	 1994        1993        1992        1991        1990        1989
							                                                        ---------   ---------   ---------   ---------   ---------   ---------
Consolidated
1.  Fixed Charges (without interest on deposits):
    A) Interest expense                                        $  51,851   $  48,757   $  42,866   $  44,003   $  45,535   $  42,493
    B) Amortization                                                1,380       1,330       1,183       1,089       1,095       1,045
    C) Interest portion of rentals                                 5,656       5,589       5,456       5,346       5,020       5,370
    D) Interest on PriMerit debt                                  15,314      17,494      26,915      48,244      86,790     113,581
                                                 							       ---------   ---------   ---------   ---------   ---------   ---------
    Total fixed charges                                        $  74,201   $  73,170   $  76,420   $  98,682   $ 138,440   $ 162,489
							                                                        =========   =========   =========   =========   =========   =========
2.  Earnings (as defined):
    F) Net income (loss)                                       $  24,280   $  15,406   $  17,661   $ (14,175)  $  37,171   $  42,685
    G) Income taxes                                               15,257       8,214      14,473         641      25,623      28,508
       Fixed Charges (1. above)                                   74,201      73,170      76,420      98,682     138,440     162,489
							                                                        ---------   ---------   ---------   ---------   ---------   ---------
    Total earnings as defined                                  $ 113,738   $  96,790   $ 108,554   $  85,148   $ 201,234   $ 233,682
							                                                        =========   =========   =========   =========   =========   =========
3.  Ratio of earnings to fixed charges                              1.53        1.32        1.42        0.86        1.45        1.44
							                                                        =========   =========   =========   =========   =========   =========
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
										                                                                              For the Twelve Months Ended
							                                                      ---------------------------------------------------------------------
				                                                      				June 30,                         December 31,
							                                                      ---------   ---------------------------------------------------------
						                                                      		 1994        1993        1992        1991        1990        1989
	                                               						       ---------   ---------   ---------   ---------   ---------   ---------
Company (natural gas operations)
1.  Fixed Charges
    A) Interest expense                                      $  51,851   $  48,757   $  42,866   $  44,003   $  45,535   $  42,493
    B) Amortization                                              1,380       1,330       1,183       1,089       1,095       1,045
    C) Interest portion of rentals                               4,712       4,556       4,468       4,525       4,394       4,875
							                                                      ---------   ---------   ---------   ---------   ---------   ---------
    Total fixed charges                                      $  57,943   $  54,643   $  48,517   $  49,617   $  51,024   $  48,413
							                                                      =========   =========   =========   =========   =========   =========
2.  Earnings (as defined):
    D) Net income (loss)                                     $  24,280   $  15,406   $  17,661   $ (14,175)  $  37,171   $  42,685
    E) Less PriMerit earnings/loss                             (12,024)     (6,596)      9,818      28,400     (10,142)    (14,171)
    F) Income taxes                                              7,011       4,914      14,382       9,395      15,649      18,824
       Fixed Charges (1. above)                                 57,943      54,643      48,517      49,617      51,024      48,413
							                                                      ---------   ---------   ---------   ---------   ---------   ---------
    Total earnings as defined                                $  77,210   $  68,367   $  90,378   $  73,237   $  93,702   $  95,751
							                                                      =========   =========   =========   =========   =========   =========
3.  Ratio of earnings to fixed charges                            1.33        1.25        1.86        1.48        1.84        1.98
							                                                      =========   =========   =========   =========   =========   =========

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
	                       					     SOUTHWEST GAS CORPORATION
			    COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                       						      (dollars in thousands)
										                                                                          For the Twelve Months Ended
							                                                        ---------------------------------------------------------------------
				                                                        				June 30,                         December 31,
							                                                        ---------   ---------------------------------------------------------
					                                                        			 1994        1993        1992        1991        1990        1989
							                                                        ---------   ---------   ---------   ---------   ---------   ---------
Consolidated
1.  Combined fixed charges
    A) Total fixed charges                                     $ 119,101   $ 130,813   $ 162,394   $ 213,426   $ 265,583   $ 268,758
    B) Preferred dividends*                                          990       1,416       1,840       1,222       2,618       2,915
                                                 							       ---------   ---------   ---------   ---------   ---------   ---------
    Total fixed charges and preferred dividends                $ 120,091   $ 132,229   $ 164,234   $ 214,648   $ 268,201   $ 271,673
							                                                        =========   =========   =========   =========   =========   =========
2.  Earnings                                                   $ 158,638   $ 154,433   $ 194,528   $ 199,892   $ 328,377   $ 339,951
							                                                        =========   =========   =========   =========   =========   =========
3.  Ratio of earnings to fixed charges and preferred dividends      1.32        1.17        1.18        0.93        1.22        1.25
							                                                        =========   =========   =========   =========   =========   =========
										                                                                            For the Twelve Months Ended
							                                                        ---------------------------------------------------------------------
					                                                        			June 30,                         December 31,
							                                                        ---------   ---------------------------------------------------------
					                                                        			 1994        1993        1992        1991        1990        1989
							                                                        ---------   ---------   ---------   ---------   ---------   ---------
Consolidated
1.  Combined fixed charge (without interest on deposits):
    A)  Total fixed charges                                    $  74,201   $  73,170   $  76,420   $  98,682   $ 138,440   $ 162,489
    B)  Preferred dividends*                                         990       1,416       1,840       1,222       2,618       2,915
							                                                        ---------   ---------   ---------   ---------   ---------   ---------
    Total fixed charges and preferred dividends                $  75,191   $  74,586   $  78,260   $  99,904   $ 141,058   $ 165,404
							                                                        =========   =========   =========   =========   =========   =========
2.  Earnings                                                   $ 113,738   $  96,790   $ 108,554   $  85,148   $ 201,234   $ 233,682
							                                                        =========   =========   =========   =========   =========   =========
3.  Ratio of earnings to fixed charges and preferred dividends      1.51        1.30        1.39        0.85        1.43        1.41
							                                                        =========   =========   =========   =========   =========   =========
									                                                                      	     For the Twelve Months Ended
							                                                        ---------------------------------------------------------------------
				                                                        				June 30,                         December 31,
							                                                        ---------   ---------------------------------------------------------
						                                                        		 1994        1993        1992        1991        1990        1989
							                                                        ---------   ---------   ---------   ---------   ---------   ---------
Company (natural gas operations)
1.  Combined fixed charges
    A)  Total fixed charges                                    $  57,943   $  54,643   $  48,517   $  49,617   $  51,024   $  48,413
    B)  Preferred dividends*                                         956       1,154       1,540       2,125       2,447       2,902
							                                                        ---------   ---------   ---------   ---------   ---------   ---------
    Total fixed charges and preferred
      dividends                                                $  58,899   $  55,797   $  50,057   $  51,742   $  53,471   $  51,315
							                                                        =========   =========   =========   =========   =========   =========
2.  Earnings                                                   $  77,210   $  68,367   $  90,378   $  73,237   $  93,702   $  95,751
							                                                        =========   =========   =========   =========   =========   =========
3.  Ratio of earnings to fixed charges and preferred dividends      1.31        1.23        1.81        1.42        1.75        1.87
							                                                        =========   =========   =========   =========   =========   =========

* Preferred and preference dividends have been adjusted to represent the pretax earnings necessary to cover such dividend requirements.